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                                                                     EXHIBIT 5.1


May 31, 2002



Aviall, Inc.
2750 Regent Boulevard
DFW Airport, TX 75261

Ladies and Gentlemen:

         We have acted as counsel to Aviall, Inc., a Delaware corporation (the "COMPANY"), in connection with the preparation of the Company's Registration Statement on Form S-3 (the "REGISTRATION STATEMENT") filed by the Company with the Securities and Exchange Commission (the "COMMISSION") on May 31, 2002 under the Securities Act of 1933, as amended. The Registration Statement relates to the offer and sale of up to 1,750,000 shares of the Company's common stock, par value $0.01 per share (the "COMMON STOCK"), issuable to the Company's mezzanine lenders (the "SELLING STOCKHOLDERS") upon the exercise of warrants (the "WARRANTS").

         The opinion expressed herein is limited to the federal laws of the United States of America, and, to the extent relevant to the opinion expressed herein, the Delaware General Corporation Law (the "DGCL") as currently in effect.

         In rendering the opinion expressed herein, we have examined and relied upon the originals, or copies certified to our satisfaction, of (i) the Registration Statement and all exhibits thereto; (ii) the Company's Restated Certificate of Incorporation and any amendments to date certified by the Secretary of State of the State of Delaware; (iii) the Company's Amended and Restated By-Laws and any amendments to date certified by the Secretary of the Company; (iv) the Warrants; (v) that certain Amended and Restated Registration Rights Agreement, dated as of March 15, 2002, by and among the Company and the Selling Stockholders, filed as Exhibit 4.11 to the Company's Annual Report on Form 10-K for the fiscal year ended December 31, 2001; (vi) the specimen form of Warrant filed as Exhibit 4.10 to the Company's Annual Report on Form 10-K for the fiscal year ended December 31, 2001; (vii) the specimen Common Stock certificate filed as Exhibit 4 to the Company's Registration Statement on Form 10, as amended (Commission File No.: 1-12380); (viii) the minutes and records of the corporate proceedings of the Company with respect to the authorization and issuance of the Warrants and the shares of Common Stock issuable upon exercise of the Warrants; and (ix) such other records, documents and instruments as we have deemed necessary for the expression of the opinion stated herein.

         In making the foregoing examinations, we have assumed the genuineness of all signatures, the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as certified or photostatic copies thereof and the authenticity of the originals of such latter documents. As to all questions of fact material to this opinion, where such facts have not been independently established, and as to the content and form of certain minutes, records, resolutions or other documents or writings of the Company, we have relied, to the extent we have deemed reasonable appropriate, upon representations or


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certificates of officers of the Company or governmental officials. Finally, we have assumed that all formalities required by the Company's Restated Certificate of Incorporation, the Company's Amended and Restated By-Laws and the DGCL will be complied with by the Company when the shares of Common Stock are issued upon exercise of the Warrants.

         Based upon the foregoing, and subject to the qualifications stated herein, we are of the opinion that the shares of Common Stock to be issued by the Company upon valid exercise of the Warrants in accordance with the terms thereof have been duly authorized for issuance and when issued in accordance with the terms of the Warrants will be validly issued, fully paid and nonassessable.

         We hereby consent to the filing of this opinion with the Commission as an exhibit to the Registration Statement and to the reference to our firm under the caption "Legal Matters" in the prospectus constituting a part of the Registration Statement.

                                             Very truly yours,


                                             /s/ Haynes and Boone, LLP
                                             -----------------------------------
                                             Haynes and Boone, LLP